                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Forest Laboratories, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            Forest Laboratories, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5) Total fee paid:
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:

--------------------------------------------------------------------------------
2) Form, schedule or registration statement No.:

--------------------------------------------------------------------------------
3) Filing party:

--------------------------------------------------------------------------------
4) Date filed:
--------------------------------------------------------------------------------

--------
     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           FOREST LABORATORIES, INC.


                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS


     The Annual Meeting of the Stockholders of Forest Laboratories, Inc. (the "Company") will be held on August 8, 2002 at 10:00 a.m., at JP Morgan Chase & Co. Corporate Headquarters, 270 Park Avenue, New York, New York for the following purposes:


     1. To elect a Board of seven Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);


     2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending March 31, 2003 (Proposal
   2); and


       3. To transact such other business as may properly be brought before the Meeting.


     Stockholders of record at the close of business on June 21, 2002 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report for the fiscal year ended March 31, 2002 is being mailed to stockholders simultaneously herewith.


     YOU ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT, KINDLY FILL IN AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES, AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR VOTE CAN BE RECORDED. THIS MAY SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.



                                          By Order of the Board of Directors




                                          WILLIAM J. CANDEE, III,
                                          Secretary


June 28, 2002
New York, New York

                           FOREST LABORATORIES, INC.
                               909 THIRD AVENUE
                           NEW YORK, NEW YORK 10022


                                PROXY STATEMENT

     Your proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting (the "Meeting") of Stockholders to be held on Thursday, August 8, 2002, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and form of proxy are being mailed to stockholders on or about June 28, 2002.

     Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of revocation to the Secretary of the Company; mere attendance at the Meeting, without such notice, will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a stockholder and, if no direction is made, will be voted for the election of each of the seven nominees for election as directors and in favor of the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending March 31, 2003.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

     As of June 21, 2002, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 179,543,109 shares of the Company's common stock, par value $.10 per share (the "Common Stock") which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

     The Company's bylaws provide that stockholders holding a majority of the outstanding shares of Common Stock shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for the approval of Proposal 2.

     Votes at the Meeting will be tabulated by two independent inspectors of election appointed by the Company or the Company's transfer agent. As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy is necessary for the approval of Proposal 2, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Company believes that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and Proposal 2. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes."

     Only stockholders of record at the close of business on June 21, 2002 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO INSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.


                            PRINCIPAL STOCKHOLDERS

     The following table sets forth as of June 17, 2002 the name, address and holdings as to each person (including any "group" as defined in Section 13(d) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                 AMOUNT AND
                                 NATURE OF
NAME AND ADDRESS OF              BENEFICIAL         PERCENT
BENEFICIAL OWNER                 OWNERSHIP          OF CLASS
----------------                 ----------         --------
FMR Corp.                       19,183,515(1)        10.68%
 82 Devonshire Street
 Boston, MA 02109

Citigroup Inc.                  10,774,767(2)         6.00%
 399 Park Avenue
 New York, NY 10043

Capital Research and            10,397,600(3)         5.79%
 Management Company
 333 South Hope Street
 Los Angeles, CA 90071

----------
(1) Based upon information set forth in an Information Statement on Schedule 13G filed by FMR Corp. with the SEC.

(2) Based upon information set forth in an Information Statement on Schedule 13G filed by Citigroup Inc. with the SEC.

(3) Based upon information set forth in an Information Statement on Schedule 13G filed by Capital Research and Management Company with the SEC.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS


     The by-laws of the Company provide that there shall be three to eleven directors, with such number to be fixed by the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the bylaws of the Company, is seven.


     Unless otherwise specified, each proxy received will be voted for the election as directors of the seven nominees named below (each of whom were elected at the 2001 Annual Meeting of Stockholders) to serve until the 2003 Annual Meeting of Stockholders and until his successor shall be duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Company's bylaws.


     The following persons have been nominated as directors:




                                                                                              HAS BEEN
NAME AND PRINCIPAL                                                                           A DIRECTOR
OCCUPATION OR POSITION                                                               AGE       SINCE
---------------------------------------------------------------------------------   -----   -----------
Howard Solomon                                                                       74        1964
  Chairman of the Board and Chief Executive Officer. Mr. Solomon has served as Chief Executive Officer of the Company since 1977.

William J. Candee, III                                                               75        1959
  Of Counsel, Rivkin, Radler & Kremer, Attorneys at Law, where Mr. Candee had been a partner since May 1989.

George S. Cohan                                                                      78        1977
  President, The George Cohan Company, Inc. consultants, since June 1989.

Dan L. Goldwasser                                                                    62        1977
  Partner, Vedder, Price, Kaufman & Kammholz, Attorneys at Law, since
  May 1992.

Kenneth E. Goodman                                                                   54        1998
  President and Chief Operating Officer of the Company since December 1998.
  For eighteen years prior thereto, Mr. Goodman served as Vice
  President-Finance and Chief Financial Officer of the Company and in
  addition served as Executive Vice President-Operations since February 1998.

Lester B. Salans, M.D.                                                               66        1998
  Clinical Professor and member of the Clinical Attending Staff Internal
  Medicine, Mount Sinai Medical School and member of the Adjunct faculty,
  Rockefeller University. Dr. Salans was formerly Vice President-Academic and
  Scientific Affairs and Vice President-Preclinical Research at Sandoz
  Pharmaceutical Corporation.

Phillip M. Satow                                                                     61        1998
  Independent Consultant. Prior to his resignation in December 1998, Mr.
  Satow served as Executive Vice President of the Company since
  February 1998. Prior thereto, Mr. Satow served as Executive Vice
  President-Marketing since 1985. Mr. Satow also serves as a director of Crucell
  N.V., a biotechnology company.

     Certain information regarding the beneficial ownership of Common Stock by each such director and nominee is set forth below at "Security Ownership of Management."


                       EXECUTIVE OFFICERS OF THE COMPANY




NAME                                  AGE    POSITION WITH THE COMPANY
----------------------------------   -----   --------------------------------------------
Howard Solomon                       74      Chairman of the Board and Chief Executive
                                             Officer

Kenneth E. Goodman                   54      President and Chief Operating Officer

Lawrence S. Olanoff, M.D., Ph.D.     50      Executive Vice President-Scientific Affairs

Elaine Hochberg                      45      Senior Vice President-Marketing

John E. Eggers                       40      Vice President-Finance and Chief Financial
                                             Officer

     See the table of nominees for election as directors for biographical data with respect to Messrs. Solomon and Goodman.


     Dr. Lawrence S. Olanoff was elected Executive Vice President-Scientific Affairs of the Company in December 1998. From October 1995 through February 1998, Dr. Olanoff served as Vice President-Scientific Affairs and served as Senior Vice President-Scientific Affairs from and after February 1998. From 1993 until he joined the Company in 1995, Dr. Olanoff was Senior Vice President-Clinical Research and Development at Sandoz Pharmaceutical Corporation. For nine years prior thereto, Dr. Olanoff was employed by The Upjohn Company, where his last position was Corporate Vice President-Clinical Development and Medical Affairs.


     On December 17, 1999, Elaine Hochberg was elected Senior Vice President-Marketing. From February 1998 through December 1999, Ms. Hochberg served as Vice President-Marketing of the Company. From June 1997 through February 1998, Ms. Hochberg served as Vice President-Marketing of Forest Pharmaceuticals, Inc., a wholly-owned subsidiary of Forest. Prior to joining Forest in 1997, Ms. Hochberg was Assistant Vice President-Marketing at Wyeth-Lederle Laboratories.


     John E. Eggers was elected Vice President-Finance and Chief Financial Officer of the Company effective December 1998. From February 1998 until December 1998, Mr. Eggers served as Vice President-Treasurer. For five years prior thereto, Mr. Eggers was the Director of Finance at the Company.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of June 21, 2002 of (i) the Chief Executive Officer and each of the Company's other executive officers at March 31, 2002,
(ii) each director and nominee to serve as a director and (iii) all directors and executive officers of the Company as a group:

NAME OF                                              AMOUNT AND NATURE OF     PERCENT OF
BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP       CLASS
-------------------------------------------------   ----------------------   -----------
Howard Solomon                                             8,222,133(1)         4.58%

William J. Candee, III                                        33,916(2)            *

George S. Cohan                                               62,000(3)            *

Dan L. Goldwasser                                             81,640(4)            *

Kenneth E. Goodman                                         2,311,530(5)         1.29%

Lester B. Salans, M.D.                                        70,000(6)            *

Phillip M. Satow                                              81,536(7)            *

Dr. Lawrence S. Olanoff                                      175,417(8)            *

Elaine Hochberg                                              153,316(9)            *

John E. Eggers                                                84,380(10)           *

All directors and executive officers as a group           11,275,868(11)        6.28%

----------
*     less than 1%

(1) Includes 4,200,000 shares subject to options exercisable within 60 days of the date hereof.

(2) Includes 30,500 shares subject to options exercisable within 60 days of the date hereof.

(3) Includes 46,000 shares subject to options exercisable within 60 days of the date hereof.

(4) Includes 62,000 shares subject to options exercisable within 60 days of the date hereof. Does not include 10,840 shares owned by Mr. Goldwasser's wife as to which shares Mr. Goldwasser disclaims beneficial ownership.

(5) Includes 1,850,000 shares subject to options exercisable within 60 days of the date hereof.

(6) Includes 70,000 shares subject to options exercisable within 60 days of the date hereof. Does not include 1,600 shares owned by Dr. Salans' wife as to which shares Dr. Salans disclaims beneficial ownership.

(7) Includes 10,000 shares subject to options exercisable within 60 days of the date hereof. Also includes 15,015 shares held in trusts, of which Mr. Satow is a trustee, for the benefit of Mr. Satow's children.

(8) Includes 127,500 shares subject to options exercisable within 60 days of the date hereof.

(9) Includes 125,500 shares subject to options exercisable within 60 days of the date hereof.

(10) Includes 72,380 shares subject to options exercisable within 60 days of the date hereof.

(11) Includes 6,593,880 shares subject to options exercisable within 60 days of the date hereof.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Federal securities laws require that the individuals and groups listed in the preceding table must report to the SEC and the Company, within certain periods, how many shares of the Company's equity securities they own and if they conducted certain transactions in such securities. Based upon information furnished by these stockholders, the Company believes that all required filings for the most recent fiscal year and prior fiscal years have been made. In addition, such information discloses that Mr. Cohan inadvertently filed one required monthly report late and Mr. Goldwasser inadvertently filed two required monthly reports late, in the case of Mr. Cohan reporting the exercise of a stock option and in the case of Mr. Goldwasser reporting a gift and a sale of shares.


                            EXECUTIVE COMPENSATION


     The following table sets forth, for the fiscal years ended March 31, 2002, 2001 and 2000, compensation paid by the Company to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer during fiscal year 2002 who were serving at the end of such fiscal year, including salary, bonuses, stock options and certain other compensation:

                          SUMMARY COMPENSATION TABLE




                                            ANNUAL                 LONG-TERM COMPENSATION
                                         COMPENSATION                     AWARDS(1)
                                ------------------------------   ---------------------------
                                                                                 ALL OTHER
                                           SALARY      BONUS       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR       ($)         ($)          (#)           ($)(2)
-----------------------------   ------   ---------   ---------   -----------   -------------
Howard Solomon,                 2002     880,000     425,000       300,000         24,134
Chairman and Chief              2001     823,765     400,000     1,000,000         22,167
Executive Officer               2000     731,271     200,000       600,000         23,499

Kenneth E. Goodman,             2002     588,000     275,000       200,000         20,102
President and Chief             2001     549,887     250,000       500,000         18,747
Operating Officer               2000     488,014     150,000       400,000         17,841

Dr. Lawrence S. Olanoff,        2002     530,000     240,000       100,000         18,308
Executive Vice President-       2001     493,750     200,000       100,000         18,334
Scientific Affairs              2000     451,247     100,000       200,000         15,345

Elaine Hochberg,                2002     382,500     175,000        75,000         19,085
Senior Vice President-          2001     356,250     150,000        70,000         17,847
Marketing                       2000     291,500      70,000       150,000         17,792

John E. Eggers,                 2002     278,750     75,000         15,000         18,760
Vice President-Finance          2001     232,501     70,000         50,000         17,995
and Chief Financial Officer     2000     186,253     25,000         50,000         16,783

----------
(1) The Company has no long-term incentive compensation plan other than its several Employee Stock Option Plans described herein. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(2) Consists of group term life insurance and compensation credited to such executive officers pursuant to the Forest Laboratories, Inc. Savings and Profit Sharing Plan (the "Plan"), which covers employees of the Company and certain of its subsidiaries. Under the Plan, all regular employees of the Company and certain subsidiaries who are employed for at least six months prior to the Plan year end become participants of the Plan. Contributions, which are made at the discretion of the Company's Board of Directors, may not exceed 25 percent of the individual Plan participant's gross salary (up to a maximum salary of $200,000), including allocated forfeitures for the Plan year. Plan participants vest over a period of 1 to 5 years of credited service. The Company did not pay or provide other forms of annual compensation (such as perquisites) to any of the named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.



OPTIONS GRANTED IN FISCAL 2002


     The following information is furnished for the fiscal year ended March 31, 2002 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

                                                                                         POTENTIAL REALIZABLE
                                                                                                VALUE
                                                                                       AT ASSUMED ANNUAL RATES
                                                                                                  OF
                                                                                       STOCK PRICE APPRECIATION
                                         % OF TOTAL                                              FOR
                           OPTIONS     OPTIONS GRANTED                                    OPTION TERM($)(1)
                           GRANTED      TO EMPLOYEES       EXERCISE PRICE   EXPIRATION ------------------------
NAME                         (#)     DURING FISCAL YEAR   PER SHARE ($/S)      DATE         5%          10%
------------------------- --------- -------------------- ----------------- ----------- ------------ -----------
Howard Solomon             300,000           12.34              76.29       12/14/11    14,393,511  36,475,984

Kenneth E. Goodman         200,000            8.22              76.29       12/14/11     9,595,674  24,317,322

Dr. Lawrence S. Olanoff    100,000            4.11              76.29       12/14/11     4,797,837  12,158,661

Elaine Hochberg             75,000            3.08              76.29       12/14/11     3,598,378   9,118,996

John E. Eggers              15,000             .62              76.29       12/14/11       719,676   1,823,799

----------
(1) Represents the potential value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options. The increase in shareholders' equity to all shareholders of the Company measured over the same period at the same assumed rates of appreciation and based upon the market price for the Common Stock on the date such options were granted would be $8,599,657,385 and $21,793,220,253, respectively.


AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR END OPTION VALUES

     The following information is furnished for the fiscal year ended March 31, 2002 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year.

                                                             NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN THE
                               SHARES                       OPTIONS AT 3/31/02 (#)       MONEY OPTIONS AT 3/31/02 ($)
                              ACQUIRED         VALUE    ------------------------------- ------------------------------
NAME                       ON EXERCISE(#)   REALIZED($)  EXERCISABLE   NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
------------------------- ---------------- ------------ ------------- ----------------- ------------- ----------------
Howard Solomon                     -             -        4,200,000           -          204,677,430         -

Kenneth E. Goodman             343,960      24,660,742    1,850,000           -           80,037,665         -

Dr. Lawrence S. Olanoff            -             -          127,500        439,500         7,488,105     16,205,372

Elaine Hochberg                 60,000       3,976,593       61,500        325,500         2,943,827     12,644,061

John E. Eggers                  42,820       3,172,370       65,480        106,700         4,120,880      4,107,399

BENEFITS AGREEMENTS

     On December 1, 1989 the Board of Directors adopted a policy of granting certain medical insurance benefits to senior corporate executive officers and their spouses upon the completion of 10 years of service by such senior officers. The benefit would be provided to such executives and their spouses for their lifetimes following the termination of such executive's employment with the Company, and would be equivalent to the medical insurance benefits provided to such executives as of the date of their termination or as of December 1, 1989, if more favorable. The benefit need not be provided to the extent and for any time that the executive obtained comparable insurance from a subsequent employer. The Company has entered into formal written benefits agreements with each of Messrs. Solomon, Goodman and Satow (who retired in December 1998) granting the 10 year service benefit.

     Effective March 31, 1994, the Company entered into "split dollar" life insurance benefit agreements with each of Messrs. Solomon, Satow and Goodman. Each of these agreements provides that the Company will pay the premiums on a life insurance policy owned by and for the benefit of the executive. Upon the death of the executive (or other realization by the executive upon the principal amount of the policy), proceeds of the life insurance policy will be applied to repay the Company for all premiums paid on behalf of the executive. The Company is obligated to continue to pay premiums under these agreements until the covered life insurance policies are paid in full, notwithstanding the termination of the executive's employment with the Company. The Company is further obligated to pay all such premiums in a lump sum in the event the Company undergoes a "change in control."

     The Company has entered into employment agreements with several key employees, including each of Messrs. Solomon, Goodman, Eggers, Dr. Olanoff and Ms. Hochberg. Each of these agreements becomes effective only upon the occurrence of a "change in control" and provides that the executive is entitled to salary, bonus and benefits for a three year period following a "change in control" of the Company if the executive's employment terminates during such period without cause or for good reason. Subject to certain exceptions, a "change in control" is (i) an acquisition of 20% or more of the Common Stock or voting securities of the Company by a person or group not acquiring their shares directly from the Company, (ii) a change in the majority of the current Board of Directors or their designated successors not consented to by such current Board of Directors or designated successors, and (iii) a liquidation or dissolution of the Company or merger, consolidation or sale of all or substantially all of the Company's assets which involves a greater than 50% change in the shareholders of the Company or the replacement of a majority of the current Board of Directors or their designated successors.


STOCK OPTIONS

     The Company's 1994 Employee Stock Option Plan and the 1998 and 2000 Stock Option Plans (the "Plans") provide that options may be granted to employees, including executive officers, to purchase shares of Common Stock at a price per share fixed by the Board of Directors, provided that, in the case of Incentive Stock Options ("ISO's"), as defined by Section 422 of the Internal Revenue Code of 1986 (the "Code"), such price may not be less than fair market value on the date of the option grant. All employees of the Company and its subsidiaries are eligible to receive options under the Plans.

     The Plans provide that the Board of Directors may determine the employees to whom options are to be granted and the number of shares subject to each option. The purchase price for shares must be paid in cash or by the tender of shares of Common Stock having a fair market value, as determined by the Board, equal to the option exercise price.

     The non-employee directors of the Company participate in the 1998 and, once there are insufficient shares available for grant under that Plan, the 2000 Stock Option Plan (the "1998 and 2000 Plans"). Under the 1998 and 2000 Plans, an initial grant of options covering 14,000 shares of Common Stock is automatically granted to persons who become non-employee directors of the Company. Twenty five percent of the foregoing options become exercisable on the date of grant and on each anniversary of such date until all such options are exercisable.

     The 1998 and 2000 Plans further provide for the automatic annual grant to each of the Company's non-employee directors of options to purchase 2,000 shares of Common Stock on the date of their annual election or reelection by the Company's stockholders. Each such option grant is at an exercise price equal to the average price of the Common Stock on the New York Stock Exchange on the date of grant and become exercisable six months after the date of option grant. All options granted under the 1998 and 2000 Plans to non-employee directors have a term of 10 years from the date of grant (but in no event more than three months following the optionee's ceasing to serve as a member of the Company's Board of Directors).


DIRECTORS' COMPENSATION

     In addition to automatic annual option grants under the 1998 and 2000 Plans, each non-employee director of the Company received $30,000 for his services as director during the fiscal year ended March 31, 2002, except for Mr. Candee who received $35,000 for his services as director and the Company's Secretary and Chairman of the Audit Committee.

                          COMMITTEES; BOARD MEETINGS

     For the fiscal year ended March 31, 2002, the Audit Committee consisted of William J. Candee, III (the Chairman), Dan L. Goldwasser and Phillip M. Satow. Messrs. Candee and Goldwasser have been determined by the Board of Directors to be independent (as independence is defined under the New York Stock Exchange ("NYSE") listing standards). Mr. Satow was appointed as a member of the Audit Committee effective June 1, 2001. When he was appointed, Mr. Satow did not qualify as independent under the NYSE listing rules because he had served as Executive Vice President of the Company within three (3) years of the date of his appointment. However, since December 2001, Mr. Satow has qualified as independent in accordance with the NYSE standards.

     The Audit Committee's primary responsibilities are to: (i) oversee the Company's financial reporting principles and policies and internal control systems, including review of the Company's quarterly and annual financial statements; (ii) review and monitor the performance and independence of the Company's independent auditors and the performance of the internal auditing department; (iii) provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department and the Board; and (iv) select (subject to shareholder ratification), evaluate, and where appropriate, replace the Company's independent auditors. The Audit Committee held seven meetings during fiscal 2002.

     The Company has a Compensation and Stock Option Committee composed of Messrs. Candee, Cohan, Goldwasser and Dr. Salans, each of whom is a non-employee director of the Company. During the fiscal year ended March 31, 2002, the Compensation Committee met on one occasion to make recommendations concerning salary and bonus for the Company's executive officers for the 2002 year and to make recommendations as to the grant of stock options to such executive officers.

     The Company does not have a nominating committee.

     The Board of Directors of the Company held four meetings during the fiscal year ended March 31, 2002 and no incumbent director attended fewer than 75% of the aggregate of such meetings and the number of meetings of each Committee of which he is a member.

                            AUDIT COMMITTEE REPORT

     For the fiscal year ended March 31, 2002, the Audit Committee consisted of William J. Candee, III (the Chairman), Dan L. Goldwasser and Phillip M. Satow. Messrs. Candee and Goldwasser have been determined by the Board of Directors to be independent (as independence is defined under the New York Stock Exchange listing standards). Mr. Satow was appointed as a member of the Audit Committee effective June 1, 2001 and as of December 2001, Mr. Satow has qualified as independent in accordance with the NYSE standards. The Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the Proxy Statement filed with the SEC on June 28, 2001 in connection with the 2001 Annual Meeting.

     The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and BDO Seidman, LLP, the independent auditing firm for the Company. Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the audited consolidated financial statements with management and BDO Seidman, LLP. The Committee discussed with BDO Seidman, LLP matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). BDO Seidman, LLP also provided the Committee with the written disclosures required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with BDO Seidman, LLP that firm's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, which recommendation has been adopted by the Board of Directors, that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission.



                                          THE AUDIT COMMITTEE
                                          William J. Candee, III
                                          Dan L. Goldwasser
                                          Phillip M. Satow

                       REPORT ON EXECUTIVE COMPENSATION
                           BY THE BOARD OF DIRECTORS
                         AND THE COMPENSATION COMMITTEE

COMPENSATION POLICY

     The Company's Board of Directors (the "Board") is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and the award of stock options (in the case of options to be granted under the Company's Employee Stock Option Plans, the Board's role is limited to the recommendation of awards to the Company's Stock Option Committee). The Board is currently composed of seven members, five of whom are non-employee directors and two of whom, Messrs. Solomon and Goodman, are, respectively, the Chairman and Chief Executive Officer, and President and Chief Operating Officer, of the Company. In addition, four of the non-employee directors, Messrs. Goldwasser, Candee, Cohan and Dr. Salans, serve as a Compensation Committee and Stock Option Committee which recommends salary increases and bonuses to the Board and administers the granting of options under the Company's Stock Option Plans, including the award of options to the Company's executive officers.

     The policy of the Board is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the long-term growth objectives of the Company and the enhancement of shareholder value as reflected in the growth of the Company's market capitalization. Contributions to specific Company objectives, including the development and acquisition of new product opportunities, the progress of clinical and other studies and development activities required to bring new ethical pharmaceutical products to market and the successful marketing of the Company's principal products are evaluated in setting compensation policy. Executive compensation decisions have traditionally been made on a calendar year basis.

     Long-term incentive compensation policy consists exclusively of the award of stock options under the Company's Stock Option Plans and individual option grants, which serve to identify the reward for executive performance with increases in value created for shareholders.


COMPANY PERFORMANCE AND CEO COMPENSATION

     Executive compensation for the fiscal year ended March 31, 2002 consisted of base salary, an annual bonus and the award of stock options by the Stock Option Committee as indicated at "Options Granted in Fiscal 2002." The Board met in December 2001 to review executive compensation for the calendar year commencing January 1, 2002. The Board reviewed data relating to the large increase in revenues for the 2002 fiscal year, due primarily to the growth of Celexa (Trade Mark) (citalopram HBr), the Company's selective serotonin reuptake inhibitor for the treatment of depression, the continued expansion of the Company's scientific and licensing functions to provide a platform for future growth, the continued expansion of the Company's salesforces, including the addition of 600 representatives and managers to handle the launch of Lexapro (Trade Mark) (escitalopram oxalate), a single isomer of citalopram, and Benicar (Trade Mark) , an angiotensin receptor blocker for the treatment of hypertension being co-marketed with Sankyo Pharma, a survey of compensation of biopharmaceutical executives prepared by an executive compensation consulting firm, the recent history of compensation granted by the Board to the Company's highest paid executive officers, the compensation policy of the Board and the rules of the SEC with respect to disclosure of the compensation and compensation policies applicable to executive officers of the Company.

     The Compensation Committee and the Board specifically noted the following achievements as being the key factors in determining executive compensation: the large increase in revenues and earnings for the fiscal year attained by the increase in sales of Celexa, the expansion of the Company's scientific and licensing functions and the continued expansion of the Company's salesforces.

     The Compensation Committee and the Board considered several key factors in determining the executive compensation of the highest paid officers, including, the accomplishment of strategic objectives during the past year described above, and the fact that the compensation of the Company's executive officers was below compensation paid to officers in other pharmaceutical companies, based on a survey and report prepared by an executive compensation consulting firm. Accordingly, the Board approved an increase in base compensation and granted bonus and stock options for the Company's senior executive officers, including the Chief Executive Officer.


     During fiscal 2002, the Stock Option Committee awarded stock options to Howard Solomon, Chairman and Chief Executive Officer, Kenneth E. Goodman, President and Chief Operating Officer, Dr. Lawrence S. Olanoff, Executive Vice President-Scientific Affairs, Elaine Hochberg, Senior Vice President-Marketing and John E. Eggers, Vice President-Finance and Chief Financial Officer as set forth in the table set forth at "Options Granted in Fiscal 2002" in the amount set forth therein. The Stock Option Committee resolved to continue the Company's long-standing policy of utilizing the award of stock options (which provide value to the executive over time as growth in the market price of the Company's shares reflects the successful achievement of the Company's business objectives) to identify the success of the Company's executives with the growth in equity value to the Company's shareholders. The size of the award made was determined based upon such officer's contribution to the achievement of the performance objectives described above and the Committee's view of an appropriate equity position to be maintained by the Company's executive officers in light of the Company's market capitalization. Each of these factors was equally considered.



                                          THE BOARD OF DIRECTORS
                                          Howard Solomon
                                          George S. Cohan(1)
                                          William J. Candee, III(1)
                                          Dan L. Goldwasser(1)
                                          Kenneth E. Goodman
                                          Dr. Lester B. Salans(1)
                                          Phillip M. Satow


----------
(1)   Compensation Committee and Stock Option Committee Member.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Howard Solomon, the Company's Chairman and Chief Executive Officer, and Kenneth E. Goodman, the Company's President and Chief Operating Officer, are members of the Board and participated in deliberations concerning executive compensation. Each of such executive officers abstained from voting with respect to his own compensation.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poors Pharmaceuticals Index and the S&P 500 Index over the same period (assuming the investment of $100 in the Common Stock, the S&P Pharmaceuticals Index and the S&P 500 Index on March 31, 1997, and the reinvestment of all dividends).

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG FOREST LABORATORIES, INC., THE S & P 500 INDEX
                      AND THE S & P PHARMACEUTICALS INDEX

                               [GRAPHIC OMITTED]


Research Data Group                                      Total Return Worksheet

                                                               Begin:  3/31/1997
                                                          Period End:  3/31/2002
                                                                 End:  3/31/2002
FOREST LABS INC

                                      Beginning
              Transaction   Closing     No. Of      Dividend      Dividend       Shares        Ending    Cum. Tot.
  Date*           Type      Price**   Shares***     per Share       Paid       Reinvested      Shares     Return
  -----           ----      -------   ---------     ---------       ----       ----------      ------     ------
31-Mar-97       Begin        9.406      10.63                                                  10.631     100.00

31-Mar-98     Year End      18.750      10.63                                                  10.631     199.34

31-Mar-99     Year End      28.188      10.63                                                  10.631     299.67

31-Mar-00     Year End      42.250      10.63                                                  10.631     499.17

31-Mar-01     Year End      59.240      10.63                                                  10.631     629.79

31-Mar-02        End        81.700      10.63                                                  10.631     868.57

*   Specified ending dates or ex-dividends dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
*** Begin Shares' based on $100 investment.


* $100 invested on 3/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.


Research Data Group                            Peer Group Total Return Worksheet

                                             Cumulative Total Return
                            ---------------------------------------------------
                             3/97     3/98     3/99     3/00     3/01     3/02

FOREST LABORATORIES, INC.   100.00   199.34   299.67   449.17   629.79   868.57
S & P 500                   100.00   148.00   175.32   206.78   161.95   162.35
S & P PHARMACEUTICALS       100.00   168.70   223.02   185.85   216.37   216.92


* $100 invested on 3/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

                                  PROPOSAL 2


                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


     The firm of BDO Seidman, LLP has audited the financial statements of the Company for each of the three fiscal years ended March 31, 2002. In addition to retaining BDO Seidman, LLP to audit our consolidated financial statements for the fiscal year ended 2002, the Company and its affiliates retained BDO Seidman, LLP, as well as other accounting and consulting firms, to provide various consulting and other services in the fiscal year ended 2002, and expect to continue to do so in the future. The aggregate fees billed for professional services by BDO Seidman, LLP in the fiscal year ended 2002 were as follows:


    o Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's consolidated financial statements for the fiscal year ended March 31, 2002 and the reviews of its interim financial statements included in the Company's Forms 10-Q were approximately $490,000.


     o Financial Information Systems Design and Implementation Fee. There were no fees billed by BDO Seidman, LLP for services rendered in connection with the Company's financial information systems design and implementation during the fiscal year ended March 31, 2002.


     o All Other Fees. The aggregate amount of all fees billed for services rendered to the Company by BDO Seidman, LLP for the fiscal year ended March 31, 2002 (other than the audit fees described above) were approximately $317,000, primarily for tax services, statutory and pension plan audit work and other non-audit services. The Audit Committee has determined that the provision of all non-audit services performed for the Company by BDO Seidman, LLP is compatible with maintaining that firm's independence.


     The Board of Directors desires to continue the services of BDO Seidman, LLP for the current fiscal year ending March 31, 2003. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of BDO Seidman, LLP to audit the financial statements of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF BDO SEIDMAN, LLP.

                                 MISCELLANEOUS


ANNUAL REPORT


     The Company's 2002 Annual Report is being mailed to stockholders contemporaneously with this Proxy Statement.


FORM 10-K


     UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MARCH 31, 2002. REQUESTS SHOULD BE MAILED TO CORPORATE SECRETARY, FOREST LABORATORIES, INC., 909 THIRD AVENUE, NEW YORK, NEW YORK 10022.


COST OF SOLICITATION


     The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company and a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies. Whether either measure will be necessary depends entirely upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed by the Company in respect of the Meeting as of the date of this Proxy Statement, and the Company is unable to estimate the costs to it of any such services.


PROPOSALS OF STOCKHOLDERS; STOCKHOLDER BUSINESS


     Proposals of stockholders to be presented at the 2003 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than March 1, 2003. In order to comply with applicable provisions of the Company's By-Laws, stockholders intending to present proposals at the 2003 Annual Meeting must give notice thereof in writing to the Secretary of the Company not later than the close of business on June 12, 2003 nor earlier than the close of business on May 15, 2003. In addition, in accordance with applicable rules of the Securities and Exchange Commission, proxies submitted in connection with the 2003 Annual Meeting may confer discretionary authority on individuals designated by the Company to vote in respect of any matter to come before such meeting as to which the Company has not received notice by June 24, 2003.


     Stockholders are urged to send in their proxies without delay.



                                        WILLIAM J. CANDEE, III,
                                        Secretary



Dated: June 28, 2002

                           FOREST LABORATORIES, INC.

       PROXY -- FOR THE ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 8, 2002

     The undersigned stockholder of FOREST LABORATORIES, INC., revoking any previous proxy for such stock, hereby appoints Howard Solomon and Kenneth E. Goodman, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of FOREST LABORATORIES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 8, 2002 at 10:00 A.M. at JP Morgan Chase & Co. Corporate Headquarters, 270 Park Avenue, New York, New York, and any adjournments thereof on all matters coming before said meeting.

     In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which this proxy is given FOR proposals 1 and 2, each of which are set forth on this card.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The Board of Directors Recommends a Vote FOR proposals 1 and 2.

                                                                   (CONTINUED ON
                                                                   REVERSE SIDE)





--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                                                              PLEASE MARK    X X
                                                             YOUR CHOICES     X
                                                               LIKE THIS     X X


1. Election of seven Directors: Howard Solomon, William J. Candee, III, George
   S. Cohan, Dan L. Goldwasser, Lester B. Salans, Kenneth E. Goodman, Phillip M. Satow.


                                   WITHHOLD
 FOR ALL NOMINEES                 AUTHORITY
                                                 ------------------------------------------------
   +------+                        +------+      (INSTRUCTION: To withhold authority to vote
   |      |                        |      |      for any individual nominee, write the nominee's
   |      |                        |      |      name on the line provided above.)
   |      |                        |      |
   +------+                        +------+


2.  Ratification of BDO Seidman, LLP as Accountants.

                   FOR              AGAINST            ABSTAIN
                 +------+           +------+           +------+
                 |      |           |      |           |      |
                 |      |           |      |           |      |
                 |      |           |      |           |      |
                 +------+           +------+           +------+



SIGNATURE ------------------------  SIGNATURE ------------------------  DATED:

Please sign here exactly as your name(s) appear(s) on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

--------------------------------------------------------------------------------

   - FOLD AND DETACH HERE -- IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL -

                     PLEASE MARK BOXES IN BLUE OR BLACK INK


              PLEASE SIGN, DATE AND MAIL IN THE ENVELOPE PROVIDED